UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2012 (March 12, 2012)

DIGITALGLOBE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34299	31-1420852
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Dry Creek Drive, Suite 260 Longmont, Colorado		80503
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 684-4000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 12, 2012, the Company announced the resignation of Ms. J. Alison Alfers as Senior Vice President, General Counsel and Secretary of the Company. Ms. Alfers resigned her position to focus on her responsibilities as Vice President, Defense and Intelligence for the Company, a position she has held since March 2011.

Effective March 12, 2012, the Company also announced the appointment of Mr. Daniel L. Jablonsky to the position of Senior Vice President, General Counsel and Secretary of the Company. Prior to joining the Company, from 2011 to March 2012, Mr. Jablonsky was a shareholder at Brownstein Hyatt Farber Schreck, LLP where he practiced corporate and securities law. From 2010 to 2011, Mr. Jablonsky served as the Interim Co-General Counsel of Flextronics International Ltd. and from 2007 to 2010, Mr. Jablonsky served as Senior Corporate Counsel, Securities and M&A at Flextronics. During 2007, Mr. Jablonsky was Regional Counsel, Director for UBS Financial Services Inc. Prior to UBS, Mr. Jablonsky worked in the enforcement division of the U.S. Securities and Exchange Commission and practiced corporate and securities law with O’Melveny & Myers LLP. Mr. Jablonsky also served as an officer and engineer in the United States Navy prior to attending law school. Mr. Jablonsky holds a Bachelor of Science degree from the United States Naval Academy and a Juris Doctor degree from the University of Washington School of Law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 15, 2012

DIGITALGLOBE, INC.

By:	/s/ Yancey L. Spruill
Yancey L. Spruill
Its:	Executive Vice President, Chief Financial Officer and Treasurer